                                                                   EXHIBIT 10(V)


                             SEA PINES COUNTRY CLUB

                  AGREEMENT TO TURNOVER MANAGEMENT AND CONTROL



     This AGREEMENT TO TURNOVER MANAGEMENT AND CONTROL is made as of this 30th day of April, 1996 by and between SEA PINES COMPANY, INC. (formerly known as Sea Pines Plantation Company, Inc.), a South Carolina corporation (the "Company") and SEA PINES COUNTRY CLUB, INC., a South Carolina not-for-profit corporation (the "Club").

                      STATEMENT OF BACKGROUND INFORMATION

     WHEREAS, the Club is a private golf, tennis, exercise, swimming and social club which has been organized to provide services exclusively for the pleasure and recreation of its members and their guests;

     WHEREAS, the Company and the Club established an equity membership program providing members of the Club the exclusive opportunity to use certain recreational amenities situated within Sea Pines Plantation in Beaufort County, Hilton Head Island, South Carolina pursuant to that certain Plan for the Offering of Memberships in Sea Pines Country Club, Inc., Subscription Agreement between the Company and the Club, By-Laws of the Club and other related membership materials dated August 4, 1989 (the "Initial Membership Plan");

     WHEREAS, the Company and the Club have modified certain provisions of the Initial Membership Plan by agreement known as the "First Clarification of Membership Plan Documents" dated October 9, 1989;

     WHEREAS, the Company and the Club have modified the Initial Membership Plan by agreement known as the "Second Clarification of Membership Plan Documents" dated June 1, 1994;

     WHEREAS, the Company and the Club have further modified the Initial Membership Plan by agreement known as the "Third Clarification of Membership Plan Documents" dated April 30, 1996;

     WHEREAS, the Initial Membership Plan provides that the turnover of management and control of the Club to the Equity Members will occur within one hundred eighty (180) days of the occurrence of the earlier of the following events: (a) the initial sale of all of the Equity Memberships permitted to be sold by the Company, or (b) such earlier date determined by the Company;

     WHEREAS, the Company and the Club hereby agree that even though all of the Equity Memberships permitted to be sold by the Company have not been issued as of the date of this Agreement that the turnover of management and control of the Club to the Equity Members shall occur on May 1, 1996; and

     WHEREAS, the Company and the Club hereby agree on the terms and conditions of the early turnover of management and control of the Club to the Equity Members as further set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

     1. DEFINITION OF TERMS. All of the defined terms used in this Agreement shall have the same meaning as defined in the Initial Membership Plan.

     2. RATIFICATION OF THE MEMBERSHIP DOCUMENTS. The Company and the Club hereby agree that the Initial Membership Plan is attached to this Agreement as Exhibit A.

     The Company and the Club hereby acknowledge and agree that three amendments to the Initial Membership Plan have previously been executed by the parties modifying certain terms of the Initial Membership Plan. The first amendment is known as the First Clarification of Membership Plan Documents and dated October 9, 1989, the second amendment is known as the Second Clarification of Membership Plan Documents and dated June 1, 1994 and the third amendment is known as the Third Clarification of Membership Plan Documents and dated April 30, 1996. A copy of each of these amendments is attached to this Agreement as Exhibit B. The parties hereto agree that the Initial Membership Plan, the First Clarification of Membership Plan Documents, the Second Clarification of Membership Plan Documents and the Third Clarification of Membership Plan Documents are hereinafter collectively referred to as the "Membership Documents".

     Except as modified by the terms of this Agreement, the Company and the Club hereby ratify, reaffirm and agree to abide by each and every term, condition, obligation and provision of the Membership Documents following the turnover of management and control of the Club to the Equity Members.

     3. TURNOVER OF MANAGEMENT AND CONTROL OF SEA PINES COUNTRY CLUB TO THE EQUITY MEMBERS. The Company and the Club hereby agree to turn over management and control of Sea Pines Country Club to the Equity Members as further described and limited in the Membership Documents and that the Turnover Date shall occur on May 1, 1996 as further described in the Membership Documents and this Agreement. The parties hereto further agree that nothing in this Agreement or as a result of the turnover of management and control of Sea Pines Country Club to the Equity Members shall restrict or otherwise prohibit the Company from selling all of its remaining unissued Equity Memberships after the Turnover Date or from exercising all of its rights and privileges as further set forth in the Membership Documents and this Agreement after the Turnover Date.

     4. CLUB FACILITIES. The parties hereto acknowledge and agree that page 1 of the Plan for the Offering of Memberships and Section 2 of the Subscription Agreement appearing on page A-2 describe the Club Facilities to be provided at the Club. Both the Company and the Club hereby acknowledge and agree that the Company has provided the facilities required by the Membership Documents, the Company has fulfilled all of its obligations regarding the Club Facilities and that the Company has transferred the Club Facilities to the Club. In addition, the parties acknowledge that the Club Facilities include the golf maintenance facility and the golf cart storage facility which are currently being used by the Club and are located between the ninth fairway and the practice range.

     The parties also acknowledge the ongoing problems relating to the leaking of the roof of the clubhouse which has also caused damage to certain areas of the ceiling of the clubhouse. The Company agrees to continue its discussions with the contractor and other appropriate persons to resolve any necessary repairs to the roof and ceiling. The Company acknowledges and agrees that the

Company is responsible and not the Club for repairing the roof of the clubhouse and any resulting damage to the ceiling at no expense to the Club within a reasonable time after the Turnover Date.

     5. PAYMENT OF CASH FLOW FROM OPERATIONS TO THE CLUB. The parties hereto agree that any cash flow from the operations of Sea Pines Country Club commencing November 1, 1995 through April 30, 1996 shall be paid by the Company to the Club on May 31, 1996. This cash flow amount will be the amount which remains from operation of Sea Pines Country Club after all of the expenses that the Company is responsible for through April 30, 1996 have been paid. Cash flow shall be determined by deducting all payroll and related expenses and other operating expenses (excluding depreciation and other non-cash items) incurred in the operation of Sea Pines Country Club from all operating revenue generated from the operation of Sea Pines Country Club (excluding membership fees/contributions) as of April 30, 1996. Any resulting cash flow shall be paid by the Company to the Club on May 31, 1996.

     6. INVENTORY. The Club hereby acknowledges that the Membership Documents provide that the Club shall pay the book value of the Inventory and Supplies as of the Turnover Date to the Company no later than May 31, 1996. As a result, the Company and the Club hereby agree that a physical inventory of the Inventory and Supplies shall be taken on April 30, 1996 to determine the book value of the Inventory and Supplies and that the Club shall pay the book value of the Inventory and Supplies based on the inventory taken to the Company on or before May 31, 1996.

     7. CLUB FUND. In accordance with the Membership Documents, the Company has deposited in an escrow account at a financial institution the portion of the membership contributions retained by the Club upon the reissuance of resigned Equity Memberships through February 1, 1995. The Club Fund has been invested as directed by the Board of Governors. The total value of the Club Fund as of the date of the last monthly trust statement dated March 29, 1996 is $503,226.12 in cash and investments. A copy of the monthly trust statement dated March 29, 1996 is attached hereto as Exhibit C. By agreement between the Company and the Club, the parties hereto agreed that the Company would no longer deposit the membership contributions to be retained by the Club upon reissuance of resigned Equity Memberships in the escrow account commencing February 1, 1995 and that the Company would maintain a Schedule describing all of the membership transfers that occurred after February 1, 1995, and the amount of the membership contributions to be retained by the Club upon the reissuance of the Equity Memberships and that amount plus interest, based on the money market fund rate identified on the monthly trust statements for the Club Fund, would be paid to the Club on the Turnover Date. The amount to be paid by the Company to the Club on the Turnover Date from the reissuance of resigned Equity Memberships after February 1, 1995, including interest, is $243,902.84 as of the date of this Agreement. Attached as Exhibit D to this Agreement is a Schedule describing the transfers of resigned memberships and the amount retained by the Club and deposited in the Club Fund through February 1, 1995 and the transfers of resigned Equity Memberships which have occurred after February 1, 1995 and the amount retained by the Company plus interest that shall be paid to the Club on the Turnover Date. The authority on the account in which the Club Fund has been deposited shall be transferred to the President and Treasurer of the Club on the Turnover Date.

     8. ASSIGNMENT OF LICENSES, PERMITS AND SERVICE CONTRACTS. Attached as Exhibit E to this Agreement is a Schedule describing the current licenses, permits and service agreements relating to the Club Facilities currently executed in the name of the Company that will be assigned to the Club on the Turnover Date. On the Turnover Date, the Company will execute an assignment agreement, the form of which is attached hereto as Exhibit F, assigning all of its interest in these agreements to the Club and the Club shall assume from the Company all rights, liabilities and obligations of these licenses, permits and service agreements commencing on the Turnover Date.

     9. INSURANCE. The parties hereto agree that the Company has obtained insurance policies for casualty, liability, workmen's compensation, and other matters deemed necessary by the Company relating to the assets currently owned by the Company and the Club Facilities. Attached as Exhibit G to this Agreement is a listing of those current insurance policies including the policy number, policy period, deductible amounts, policy limits and other information. The Club agrees to pay to the Company on the Turnover Date an amount equal to $35,902.96 which represents the cost of the unexpired premium for these insurance policies and an allocation of the annual fee charged by the insurance broker for the placement of these policies as further set forth on Exhibit G. In addition, the Club will be responsible to cover claims up to the policy deductible amount for any claims incurred after the Turnover Date and all amounts in excess of the policy limits for these claims. The Club further agrees to obtain insurance policies in the name of Sea Pines Country Club, Inc. for casualty, liability, and any other matters deemed appropriate by the Board of Directors of the Club on or before the expiration date of each of these insurance policies.

     10. MEMBERSHIPS IN THE CLUB. As of the date of this Agreement, the Company has sold a total of 1,148 Equity Memberships and has a total of 152 remaining Equity Memberships to be sold. Attached to this Agreement as Exhibit H is a Schedule setting forth the names of the members in each category of membership and each annual dues plan, including Equity Memberships, Associate Memberships, complimentary memberships and all other memberships currently issued in the Club.

     Attached as Exhibit I to this Agreement is a Schedule listing the names of all Equity Members which are currently on the resigned membership list maintained by the Club and attached as Exhibit J to this Agreement is a Schedule of the dues, fees and other charges currently charged at the Club.

     11. PRORATION OF REVENUE AND EXPENSES AND COLLECTION OF ACCOUNTS RECEIVABLE ON BEHALF OF THE COMPANY. The Company and the Club hereby agree to prorate all revenue and expense items as of the Turnover Date no later than May 31, 1996, including, but not limited to, the following:

     *    All water, sewer, electric and other utility charges,
     * Any property taxes, assessments or property owners' association assessments on property conveyed pursuant to the Initial Membership Plan,

     *    Rents and revenues of the Club Facilities,
     * Wages and payroll taxes of employees of the Company which relate to the operation of the Club Facilities,
     * Service and other agreements if applicable, or any other accrued expenses incurred in connection with the operation of the Club Facilities,
     *    Outstanding gift certificates,
     *    License, permit fees and liquor, beer and wine escrow deposits, and
     *    Any dues, charges and fees paid in advance by members of the Club.

     The Club hereby agrees after the Turnover Date to collect on behalf of the Company the accounts receivable owed by members of the Club to the Company by taking such usual and customary action as is deemed appropriate by the Board of Directors of the Club, including, but not limited to, suspension of membership privileges when necessary until the delinquent accounts have been paid in full. All amounts collected by the Club from its members will be first applied to said accounts receivable owed to the Company prior to the Turnover Date and will be paid to the Company prior to the end of the month in which the amounts are collected.

     12. RESPONSIBILITY FOR MEMBERSHIP SALES. The parties hereto agree that there should be a coordinated marketing effort to sell memberships in the Club and, therefore, until the initial issuance of all of the Equity Memberships permitted to be issued by the Company, the Company shall hire a Membership Director whose responsibility will be to sell the remaining unissued Equity Memberships to be sold by the Company, sell non-equity Social/Tennis Memberships as described in the Third Clarification of Membership Plan Documents dated April 30, 1996, and resell resigned Equity Memberships on the resigned membership list on behalf of the Club. The Club shall provide an office located in the Clubhouse at the Club. In addition, the Club shall pay to the Company an amount determined by the Company for each Equity Membership reissued on behalf of the Club. The initial amount to be paid to the Company shall be $1,000.00 for each Equity Membership reissued from the resigned membership list, which amount shall continue through October 31, 1997. After October 31, 1997, the Company and the Club shall establish the amount of this payment, provided, however, until the parties hereto agree to a different amount the Club shall continue to pay $1,000.00 for each Equity Membership reissued from the resigned membership list.

     13. DIFFERENCE BETWEEN CREDIT AND INITIATION FEE IS PAID TO THE COMPANY. The parties hereto acknowledge that page 6 of the Plan for the Offering of Memberships in the Section entitled "Difference Between Credit and Initiation Fee is Paid to the Company" provides that the amount by which the total credit received by a particular member exceeds the initiation fee actually paid by that particular member, if any, will be paid by the Club to the Company immediately upon the reissuance of the resigned Equity Membership. The Initial Membership Plan also provides an example by which this provision would apply. Attached to this Agreement as Exhibit K is a Schedule which describes the total credits received by each Equity Member of the Club and the amount to be paid to the Company by the Club upon the reissuance of a resigned Equity Membership by the Club.

     14. RELEASE OF CLAIMS BY THE CLUB. Except as provided in Section 4 above relating to the roof of the clubhouse and resulting damage to certain areas of the ceiling in the clubhouse, the Club hereby agrees to and does hereby release, satisfy and forever discharge the Company, its directors, officers, employees, agents, stockholders, affiliates, representatives, successors and assigns from any and all manners of action, causes of action, damages, claims and demands whatsoever, in law or in equity, which the Club ever had, now has or may have in the future, for, upon or by reason of any matter, cause or thing related in any way to the Club Facilities, the use of the Club Facilities and the Membership Documents and any amendments thereto.

     15. MISCELLANEOUS PROVISIONS.

         A. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

         B. AMENDMENTS. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         C. ASSIGNMENTS. The Club and the Company may assign their rights and/or obligations under this Agreement in whole or in part upon the prior written approval of the other party, such approval shall not be unreasonably withheld.

         D. FURTHER ASSURANCES. The parties hereto agree from time to time to execute and deliver such further assurances and other transfers, assignments and documents and do all matters and things which may be necessary to more effectively and completely carry out the intentions of this Agreement.

         E. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

         F. NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) delivered or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

     If to the Company:

     Sea Pines Company, Inc.
     Post Office Box 7000
     Hilton Head Island, South Carolina 29938
     Attention:  President

     If to the Club:

     Sea Pines Country Club, Inc.
     Post Office Box 7487
     Hilton Head Island, South Carolina 29938
     Attention:  President
or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered on the date: (a) delivered if by personal delivery, and (b) upon which the return receipt is signed or delivery is refused, or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     G. HEADINGS. Headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

     H. SEVERABILITY. If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by, or deemed invalid under applicable law or regulation, the provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

     I. SURVIVAL. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     J. WAIVERS. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of that party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement.

     K. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance, and execution of this Agreement occurred or shall occur in Hilton Head Island, South Carolina and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally:
(a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record in the State of South Carolina in Beaufort County or the District Court of the United States, District of South Carolina, Charleston Division; (b) consents to the jurisdiction of each such court and any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said State.

     L. GOVERNING LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of South Carolina without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto, being duly authorized to enter into this Agreement, have caused this Agreement to be duly executed and their seals to be affixed hereto the day and year first above written.


WITNESSES:                  SEA PINES COMPANY, INC., a South Carolina
                            corporation



Connie Smith                By: Michael E. Lawrence
----------------------         ---------------------------------------
                               Its:  President


Joan Potter                 Attest: Steve P. Birdwell
----------------------             -----------------------------------

                                   Its: Secretary
                                       -------------------------------


                            (Corporate Seal)




                            SEA PINES COUNTRY CLUB, INC., a South
                            Carolina not-for-profit corporation


Connie Smith                By: Michael E. Lawrence
----------------------         ---------------------------------------
                               Its:  President


Joan Potter                 Attest: Steve P. Birdwell
----------------------             -----------------------------------

                                   Its: Secretary
                                       -------------------------------


                                (Corporate Seal)




The persons listed below currently serve on either the Advisory Board of Governors established at Sea Pines Country Club or have been elected by the Equity Members of Sea Pines Country Club to serve as the initial members of the Board of Directors of Sea Pines Country Club, Inc. commencing on the Turnover Date and have signed below solely to acknowledge their agreement on behalf of Sea Pines Country Club, Inc. to the early turnover of management and control of the Club to the Equity Members pursuant to the terms and conditions set forth in this Agreement and the elected members to the Board of Directors agree to ratify and affirm this Agreement on behalf of Sea Pines Country Club, Inc. at its first meeting after the Turnover Date.


                                                      ELECTED MEMBERS
    ADVISORY BOARD OF GOVERNORS                 TO THE BOARD OF DIRECTORS


/s/ Allen A. Lincoln                       /s/ Fred W. Caswell
-----------------------------------        -----------------------------------
Allen A. Lincoln                           Fred W. Caswell

/s/ Joseph G. Ludwig, Jr.                  /s/  Thomas E. Hamilton
-----------------------------------        -----------------------------------
Joseph G. Ludwig, Jr.                      Thomas E. Hamilton

/s/ Elaine C. Meister                      /s/ Joseph G. Ludwig, Jr.
-----------------------------------        -----------------------------------
Elaine C. Meister                          Joseph G. Ludwig, Jr.

/s/ H. Kay Morton                          /s/ Walter R. Maguire
-----------------------------------        -----------------------------------
H. Kay Morton                              Walter R. Maguire

/s/ Joseph A. Myers                        /s/ Susanne C. McMichael
-----------------------------------        -----------------------------------
Joseph A. Myers                            Susanne C. McMichael

/s/ James F. Newman                        /s/ Elaine C. Meister
-----------------------------------        -----------------------------------
James F. Newman                            Elaine C. Meister

                                           /s/ James R. Michael
-----------------------------------        -----------------------------------
Barbara C. Pollard                         James R. Michael

/s/ Edward W. Smith                        /s/ H. Kay Morton
-----------------------------------        -----------------------------------
Edward W. Smith                            H. Kay Morton

/s/ Charles H. Steingraber                 /s/ James F. Newman
-----------------------------------        -----------------------------------
Charles H. Steingraber                     James F. Newman

/s/ R. Douglas Watson                      /s/ R. Douglas Watson
-----------------------------------        -----------------------------------
R. Douglas Watson                          R. Douglas Watson

/s/ Wade J. Webster                        /s/ Wade J. Webster
-----------------------------------        -----------------------------------
Wade J. Webster                            Wade J. Webster

/s/ Anne H. Wygal                          /s/ James J. Young
-----------------------------------        -----------------------------------
Anne H. Wygal                              James J. Young

/s/ James J. Young
-----------------------------------
James J. Young


                             SEA PINES COUNTRY CLUB

                  AGREEMENT TO TURNOVER MANAGEMENT AND CONTROL

                              SCHEDULE OF EXHIBITS





NAME OF EXHIBIT                                              EXHIBIT REFERENCE
---------------                                              -----------------
Initial Membership Plan                                             A

First Clarification of Membership Plan Documents
       dated October 9, 1989, Second Clarification
       of Membership Plan Documents dated June 1, 1994
       and Third Clarification of Membership Plan
       Documents dated April 30, 1996                               B

Monthly Trust Statement for Club Fund dated                         C
       March 29, 1996

Schedule of Membership Transfers and Deposits to
       Club Fund                                                    D

Schedule of Agreements to be Assigned                               E

Form of Assignment Agreement                                        F

Schedule of Existing Insurance Policies and Unexpired
       Amount Allocated to the Club                                 G

Schedule of Existing Members in Each Membership
       Category                                                     H

Schedule of Existing Resigned Equity Memberships                    I

Schedule of Existing Dues, Fees and Charges                         J

Schedule of Credits Received by Equity Members and
       the Amount to be Paid to the Company Upon
       Repurchase of These Resigned Memberships                     K
